Exhibit 4.18

Execution Copy

$60,000,000

iDINE REWARDS NETWORK INC.

3¼% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2023

REGISTRATION RIGHTS AGREEMENT

Credit Suisse First Boston LLC

Eleven Madison Avenue

New York, New York 10010-3629

Ladies and Gentlemen:

iDine Rewards Network Inc., a Delaware corporation (the “Company”), proposes to issue and sell to Credit Suisse First Boston LLC (the “Initial Purchaser”), upon the terms set forth in a purchase agreement of even date herewith (the “Purchase Agreement”), $60,000,000 aggregate principal amount (plus up to an additional $10,000,000 principal amount) of its 3¼% Convertible Subordinated Debentures due 2023 (the “Initial Securities”). The Initial Securities will be convertible into shares of common stock, par value $.02 per share, of the Company (the “Common Stock”) at the conversion price set forth in the Offering Circular dated October 8, 2003. The Initial Securities will be issued pursuant to an Indenture, dated as of October 15, 2003 (the “Indenture”), between the Company and LaSalle Bank National Association, as trustee (the “Trustee”). As an inducement to the Initial Purchaser to enter into the Purchase Agreement, the Company agrees with the Initial Purchaser, for the benefit of (i) the Initial Purchaser and (ii) the holders of the Initial Securities and the Common Stock issuable upon conversion of the Initial Securities (collectively, the “Securities”) from time to time until such time as such Securities have been sold pursuant to a Shelf Registration Statement (as defined below) (each of the forgoing a “Holder” and collectively the “Holders”), as follows:

1. Shelf Registration. (a) The Company shall, at its cost, prepare and, as promptly as practicable (but in no event more than 90 days after the latest date the Initial Purchaser purchases Initial Securities from the Company (the “Closing Date”)) file with the Securities and Exchange Commission (the “Commission”) and thereafter use all commercially reasonable efforts to cause to be declared effective as soon as practicable but in any event no later than 180 days after the Closing Date, a registration statement on Form S-3 (the “Shelf Registration Statement”) relating to the offer and sale of all of the Transfer Restricted Securities (as defined in Section 5(d) hereof) by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) (hereinafter, the “Shelf Registration”); provided, however, that no Holder (other than the Initial Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

(b) The Company shall use all commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein (the “Prospectus”) to be lawfully delivered by the Holders of the relevant Securities, for a period of two years (or for such longer period if extended pursuant to Section 2(h) below) from the date of its effectiveness or such shorter period that will terminate when all such Securities (i) have been registered under the Securities Act and sold pursuant thereto or (ii) have been sold to the public pursuant to Rule 144(k) under the Securities Act, assuming for this purpose that the Holders thereof are not affiliates of the Company (in any such case, such period being called the “Shelf Registration Period”).

(c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

2. Registration Procedures. In connection with the Shelf Registration contemplated by Section 1 hereof, the following provisions shall apply:

(a) The Company shall (i) furnish to the Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement and each amendment thereof and each supplement, if any, to the Prospectus and, in the event that the Initial Purchaser (with respect to any portion of an unsold allotment from the original offering) is participating in the Shelf Registration Statement, shall use all commercially reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as the Initial Purchaser reasonably may propose within a reasonable period of time; and (ii) include the names of the Holders who, in accordance with this Agreement, propose to sell Securities pursuant to the Shelf Registration Statement as selling Holders.

(b) The Company shall give written notice to the Initial Purchaser and the Holders of the Securities covered by such Shelf Registration Statement (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made):

(i) when the Shelf Registration Statement or any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the Prospectus or for additional information;

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

(iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) of the happening of any event that requires the Company to make changes in the Shelf Registration Statement or the Prospectus in order that the Shelf Registration Statement or the Prospectus does not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.

(c) The Company shall make every reasonable effort to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Shelf Registration Statement.

(d) The Company shall furnish to each Holder of Securities included within the coverage of the Shelf Registration Statement, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

(e) The Company shall, during the Shelf Registration Period, deliver to each Holder of Securities included within the coverage of the Shelf Registration, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(f) Prior to any public offering of the Securities pursuant to the Shelf Registration Statement, the Company shall register or qualify or cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or “blue sky” laws of such states of the United States as any Holder of the Securities reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

(g) The Company shall cooperate with the selling Holders of the Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Securities pursuant to the Shelf Registration Statement.

(h) Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 2(b) above during the period for which the Company is required to maintain an effective Shelf Registration Statement, the Company shall promptly prepare and file a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the Prospectus and any other required document so that, as thereafter delivered to Holders or purchasers of the Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Initial Purchaser and the Holders in accordance with paragraphs (ii) through (v) of Section 2(b) above to suspend the use of the Prospectus until the requisite changes to the Prospectus have been made, then the Initial Purchaser and the Holders shall suspend use of such Prospectus, and the period of effectiveness of the Shelf Registration Statement provided for in Section 1(b) above shall be extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchaser and the Holders shall have received such amended or supplemented Prospectus pursuant to this Section 2(h).

(i) Not later than the effective date of the Shelf Registration Statement, the Company will provide CUSIP numbers for the Initial Securities and the Common Stock registered under the Shelf Registration Statement, and provide the Trustee with printed certificates for the Initial Securities, in a form eligible for deposit with The Depository Trust Company.

(j) The Company will use commercially reasonable efforts to comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Shelf Registration Statement, which statement shall cover such 12-month period.

(k) The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), in a timely manner and shall cooperate with the Trustee to effect such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

(l) The Company shall, at least 25 business days prior to the date on which the Shelf Registration Statement first becomes effective, provide written notice to each Holder

(which notice shall be accompanied by a copy of a notice and questionnaire to be completed by such Holder substantially in the form attached as Exhibit A hereto (the “Notice and Questionnaire”)) that the Company has filed or intends to file the Shelf Registration Statement pursuant to this Agreement and that the Holder must complete and return the enclosed Notice and Questionnaire in accordance with this Section 2(l) in order to be named as a selling securityholder in the Shelf Registration Statement and Prospectus. Each Holder agrees that if such Holder wishes to sell Securities pursuant to the Shelf Registration Statement and Prospectus, it will deliver a Notice and Questionnaire as promptly as practicable upon receipt of such notice from the Company but in no event later than five business days before effectiveness, whichever is later. Any Holder that does not complete a Notice and Questionnaire and deliver it to the Company as required above shall not be named as a selling securityholder in the Shelf Registration Statement or the Prospectus; provided, however, that if a Holder does not receive written notice directly from the Company as required by this Section 2(l) within the time period required by this Section 2(l), then, if any such Holder furnishes a Notice and Questionnaire to the Company at least five business days prior to any intended distribution of Securities under the Shelf Registration Statement, such Holder shall be named in the Shelf Registration Statement and the related Prospectus as a selling securityholder by way of a post-effective amendment to the Shelf Registration Statement and a supplement to the Prospectus to be filed in accordance with the provisions of this Section 2(l). The Company shall include in the Shelf Registration Statement at the time it is first declared effective, the name of each Holder that provided a Notice and Questionnaire to the Company in accordance with this Section 2(l), and from and after the date the Shelf Registration Statement is initially declared effective, the Company shall use all commercially reasonable efforts to file with the Commission, as promptly as practicable after the date a Notice and Questionnaire is delivered to the Company, but in any event no later than 30 days after such Notice and Questionnaire is delivered, a post-effective amendment to the Shelf Registration Statement or prepare and, if required by this Section 2(l) or by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other document required under the Securities Act so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Securities in accordance with applicable law; provided, however, notwithstanding the foregoing, if such Notice and Questionnaire is delivered during a Deferral Period (as defined in Section 5(e)), the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in this sentence upon expiration of the Deferral Period. If the Company files a post-effective amendment to the Shelf Registration Statement pursuant to this Section 2(l), the Company shall use all commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable. Any Holder who, subsequent to the date the Shelf Registration Statement is declared effective, provides a Notice and Questionnaire required by this Section 2(l) pursuant to the provisions of this Section (whether or not such Holder has supplied the Notice and Questionnaire at the time the Shelf Registration Statement was declared effective) shall be named as a selling securityholder in the Shelf Registration Statement and Prospectus in accordance with the requirements of this Section 2(l). Notwithstanding anything contained herein to the contrary, (x) the Company shall be under no obligation to name any Holder as a selling securityholder in any Shelf Registration Statement or Prospectus unless and until such Holder shall have delivered a properly completed Notice and

Questionnaire, and (y) the Company shall not be obligated to file more than one post-effective amendment or supplement in any 30 day period following the date the applicable Shelf Registration Statement is declared effective for the purpose of naming Holders as selling securityholders who were not named in such Shelf Registration Statement at the time of effectiveness.

(m) The Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) as any Holder shall reasonably request in order to facilitate the disposition of the Securities pursuant to the Shelf Registration Statement.

(n) The Company shall (i) make reasonably available for inspection by the Holders, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company’s officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchaser by you and on behalf of the other parties, by one counsel designated by and on behalf of such other parties as described in Section 3 hereof; provided, further, the Company shall have no obligation to provide any non-public information to any person that has not entered into an agreement, in form reasonably satisfactory to the Company, providing that such person shall keep such information confidential.

(o) The Company, if requested by any Holder of Securities covered by the Shelf Registration Statement, shall cause (i) its counsel to deliver an opinion and updates thereof relating to the Securities in customary form addressed to such Holders and the managing underwriters, if any, thereof, and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement (it being agreed that the matters to be covered by such opinion shall include, without limitation, the due incorporation and good standing of the Company and its subsidiaries; the qualification of the Company and its subsidiaries to transact business as foreign corporations, except where the failure to be so qualified or to be in good standing would not individually or in the aggregate have a material adverse effect on the condition (financial or other) business, properties, or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”); the due authorization, execution and delivery of the relevant agreement of the type referred to in Section 2(m) hereof; the due authorization, execution and issuance, and the validity and enforceability of the Securities, assuming due authentication by the Trustee; the absence of pending, or to such counsel’s knowledge, threatened material legal or governmental proceedings involving the Company and its subsidiaries that, if determined adversely to the Company or any of its Subsidiaries would individually or in the aggregate have a Material Adverse Effect; the absence of governmental approvals required to be obtained in connection with the Shelf Registration Statement, the offering and sale of the Securities pursuant thereto, or any agreement of the type referred to in Section 2(m) hereof; the compliance as to form of the Shelf Registration Statement and any documents incorporated by reference therein, in all material respects, and of the Indenture with the requirements of the Securities Act and the Trust Indenture Act, respectively; and, such counsel shall additionally state that although it has not independently checked the accuracy of, or otherwise verified, and is not passing upon, and assumes no responsibility for, the accuracy, completeness or fairness of the statements contained in such Shelf Registration Statement, except to the extent specified therein, and although it has relied as to facts necessary to the determination of materiality, to a certain extent, upon certificates of officers and representatives of the Company, nothing has come to its attention which causes it to believe that as of the date of the opinion and as of the effective date of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, the Shelf Registration Statement and the Prospectus included therein, as then amended or supplemented, and any documents incorporated by reference therein contained any untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Exchange Act of 1934, as amended (the “Exchange Act”), (it being understood that such counsel need express no opinion with respect to the financial statements and financial data included or incorporated by reference in the Shelf Registration Statement); (ii) its officers to execute and deliver all customary documents and certificates and updates thereof requested by any underwriters of the Securities and (iii) its independent public accountants to provide to the selling Holders of the applicable Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

(p) In the event that any broker-dealer registered under the Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the Conduct Rules (the “Rules”) of the National Association of Securities Dealers, Inc. (“NASD”)) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company will assist such broker-dealer in complying with the requirements of such Rules, provided, however, that the Company shall not be required to incur any costs connection with the engagement of a “qualified independent underwriter” (as defined in Rule 2720).

3. Registration Expenses. (a) All expenses incident to the Company’s performance of and compliance with this Agreement will be borne by the Company, regardless of whether a Shelf Registration Statement is ever filed or becomes effective, including, without limitation;

(i) all registration and filing fees and expenses;

(ii) all fees and expenses of compliance with U.S. securities and state “blue sky” or securities laws;

(iii) all expenses of printing (including printing certificates for the Securities to be issued upon conversion of the Initial Securities and printing of Prospectuses), messenger and delivery services and telephone;

(iv) all fees and disbursements of counsel for the Company;

(v) all application and filing fees in connection with listing the Securities on any national securities exchange or automated quotation system pursuant to the requirements hereof; and

(vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Company will bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company.

(b) In connection with the Shelf Registration Statement required by this Agreement, the Company will reimburse the Initial Purchaser and the Holders of Securities covered by the Shelf Registration Statement, for the reasonable fees and disbursements of not more than one counsel, designated by the Holders of a majority in principal amount of the Securities covered by the Shelf Registration Statement (provided that Holders of Common Stock issued upon the conversion of the Initial Securities shall be deemed to be Holders of the aggregate principal amount of Initial Securities from which such Common Stock was converted) to act as counsel for the Holders in connection therewith, provided, that such fees and disbursements in excess of $25,000 in the aggregate shall be subject to the Company’s written reasonable approval.

4. Indemnification. (a) The Company agrees to indemnify and hold harmless each Holder and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (each Holder, and such controlling persons are referred to collectively as the “Indemnified Parties”) from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Shelf Registration Statement or Prospectus including any document incorporated by reference therein, or in any amendment or supplement thereto or in any preliminary Prospectus relating to the Shelf Registration, (B) any blue sky application or other document or amendment on supplement) filed in any jurisdiction specifically for the purpose of qualifying any or all of the Transfer Restricted Securities under the securities law or any state or other jurisdiction (such application or document being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to the Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a prospectus relating to such Securities was required to be delivered by such Holder under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the final prospectus if the Company had previously furnished copies thereof to such Holder ; provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party. The Company shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders.

(b) Each Holder, severally and not jointly, will indemnify and hold harmless the Company, its officers and directors and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus relating to the Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its controlling persons.

(c) Promptly after receipt by an Indemnified Party under this Section 4 of notice of the commencement of any action or proceeding (including a governmental investigation), such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an Indemnified Party otherwise than under subsection (a) or (b) above. In case any such action is brought against any Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the indemnifying party), and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof the indemnifying party will not be liable to such Indemnified Party under this Section 4 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such Indemnified Party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the Indemnified Party which shall not be unreasonably withheld, effect any settlement of any pending or threatened action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party. No Indemnified Party, without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed, effect any settlement of any pending or threatened action in respect of which any indemnification may be sought hereunder.

(d) If the indemnification provided for in this Section 4 is unavailable or insufficient to hold harmless an Indemnified Party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the Indemnified Party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other Indemnified Party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 4(d), the Holders shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Securities pursuant to the Shelf Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such Indemnified Party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Indemnified Party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

(e) The agreements contained in this Section 4 shall survive the sale of the Securities pursuant to the Shelf Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any Indemnified Party.

5. Additional Interest Under Certain Circumstances. (a) Additional interest (the “Additional Interest”) with respect to the Initial Securities shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (iii) below being herein called a “Registration Default”):

(i) the Shelf Registration Statement has not been filed with the Commission by the 90th day after the last date of original issuance of the Initial Securities;

(ii) the Shelf Registration Statement has not been declared effective by the Commission by the 180th day after the last date of original issue of the Initial Securities;

(iii) after the Shelf Registration Statement is declared effective, the Company fails to comply with its obligations as set forth in Section 2(l) above; or

(iv) the Shelf Registration Statement is declared effective by the Commission but (A) the Shelf Registration Statement thereafter ceases to be effective or (B) the Shelf Registration Statement or the Prospectus ceases to be usable in connection with resales of Transfer Restricted Securities (as defined below) during the periods specified herein (subject to the Company’s right to suspend the use of the Shelf Registration Statement and the Prospectus set forth in Section 5(e) below) and (1) the Company does not cause the Shelf Registration Statement to become effective within five business days after it has ceased to be effective by a post-effective amendment or a report filed pursuant to the Exchange Act or (2) if applicable, the Company does not terminate the suspension periods described below in the first sentence of Section 5(e).

Each of the foregoing will constitute a Registration Default whatever the reason for any such event and whether it is voluntary or involuntary or is beyond the control of the Company or pursuant to operation of law or as a result of any action or inaction by the Commission.

Additional Interest shall accrue on the Securities over and above the interest set forth in the title of the Initial Securities from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, at a rate of 0.50% per annum (the “Additional Interest Rate”); provided, however, that the Company shall in no event be required to pay Additional Interest in respect of more than one Registration Default at any one time. In no event will Additional Interest accrue at a rate per year in excess of 0.50%. In the event that the Initial Securities have been converted into Common Stock, any Additional Interest will be determined by multiplying the Additional Interest Rate by the current Conversion Price (as defined in the Initial Securities). In the event of a Registration Default pursuant to clause (iii) above, the Company shall be required to pay Additional Interest only to Securities which were required to be included but were not included in the applicable Shelf Registration Statement.

All payment obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such payment obligations with respect to such Security shall have been satisfied in full; provided, however, that the Additional Interest shall cease to accrue on the day immediately prior to the date such Transfer Restricted Security ceases to be a Transfer Restricted Security.

(b) A Registration Default referred to in Section 5(a)(iv) hereof shall be deemed not to have occurred and be continuing in relation to the Shelf Registration Statement or the related Prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to the Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related Prospectus or (y) other material events, with respect to the Company that would need to be described in such Shelf Registration Statement or the related Prospectus and (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement the Shelf Registration Statement and related Prospectus to describe such events as required by paragraph 2(h) hereof; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 30 days, Additional Interest shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured.

(c) Any amounts of Additional Interest due pursuant to Section 5(a) will be payable in cash on the regular interest payment dates with respect to the Initial Securities. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest Rate by the principal amount of the Initial Securities, further multiplied by a fraction, the numerator of which is the number of days such Additional Interest Rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

(d) “Transfer Restricted Securities” means each Security until (i) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (ii) the date on which such Security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

(e) Notwithstanding Section 5(a) hereof, the Company shall be permitted to suspend the effectiveness of a Registration Statement covering the Securities for any bona fide reason, for up to 60 consecutive days (the “Deferral Period”) in any 90 day period without paying Additional Interest; provided, however, that Deferral Periods may not total more than 100 days in any twelve-month period. In addition, the Company shall be, upon written notice to all Holders, permitted to postpone having the Shelf Registration Statement declared effective for a reasonable period of time not to exceed 90 days if the Company possesses material non-public information, the disclosure of which would have a material adverse effect on the Company and its subsidiaries, taken as a whole; provided, however, that any such postponement or suspension pursuant to this Section 5(e) shall not affect the Company’s obligation to pay Additional Interest as set forth in Section 5(a) above. The Company shall not be required to specify in the written notice to the Holders the nature of the event giving rise to the Deferral Period and, upon receipt of any Deferral Notice, each Holder agrees not to sell any Securities pursuant to the Shelf Registration Statement until such Holder is advised in writing by the Company that the prospectus may be used.

6. Rules 144 and 144A. The Company agrees with each Holder to use all commercially reasonable efforts for so long as any Transfer Restricted Securities remain outstanding for any period in which the Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resale of such Transfer Restricted Securities pursuant to Rule 144A, and (ii) is subject to Section 13(g) or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144. The Company will provide a copy of this Agreement to prospective purchasers of Securities identified to the Company by the Initial Purchaser upon request. Notwithstanding the foregoing, nothing in this Section 6 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

7. Underwritten Registrations. If any of the Transfer Restricted Securities covered by the Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering (“Managing Underwriters”) will be selected by the holders of a majority in aggregate principal amount of such Transfer Restricted Securities to be included in such offering (provided that holders of Common Stock issued upon conversion of the Initial Securities shall not be deemed holders of Common Stock, but shall be deemed to be holders of the aggregate principal amount of Initial Securities from which such Common Stock was converted and shall be reasonably acceptable to the Company.

No Holder may participate in any underwritten registration hereunder unless such Holder (i) agrees to sell such person’s Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

8. Miscellaneous.

(a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 1 hereof may result in material irreparable injury to the Initial Purchaser or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchaser or any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Sections 1 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. The provisions of this Section 8(a) and Section 5 shall be the sole remedies for the Company’s failure to comply with its obligations under Section 1 hereof and any and all Registration Defaults.

(b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s securities under any agreement in effect on the date hereof.

(c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the Holders of a majority in principal amount of the Securities affected by such amendment, modification, supplement, waiver or consents (provided that Holders of Common Stock issued upon conversion of Initial Securities shall not be deemed holders of Common Stock, but shall be deemed to be holders of the aggregate principal amount of Initial Securities from which such Common Stock was converted). Without the consent of the holder of each Initial Security, however, no modification may change the provisions relating to the payment of Additional Interest.

(d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

(1) if to a Holder of the Securities, at the most current address given by such Holder to the Company.

(2) if to the Initial Purchaser;

Credit Suisse First Boston LLC

Eleven Madison Avenue

New York, NY 10010-3629

Fax No.: (212) 325-8278

Attention: Transactions Advisory Group

with a copy to:

Latham & Watkins LLP

633 West Fifth Street, Suite 4000

Los Angeles, CA 90071

Fax No.: (213) 891-8763

Attention: Gary A. Kashar

(3) if to the Company, at its address as follows:

iDine Rewards Network Inc.

2 North Riverside Plaza, Suite 600

Chicago, IL 60606

Fax No.: (312) 521-6768

Attention: Bryan Adel

with a copy to:

Sidley Austin Brown & Wood LLP

Bank One Plaza

10 South Dearborn

Chicago, IL 60603

Fax No.: (312) 853-7036

Attention: Imad I. Qasim

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient’s facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

(e) Third Party Beneficiaries. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchaser, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder. Each Holder of Securities shall be conclusively deemed to have agreed to be bound by the provisions of this Agreement.

(f) Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Securities in violation of the terms hereof or of the Indenture.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(j) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k) Securities Held by the Company. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company or its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(Signature Pages Follow)

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Initial Purchaser and the Company in accordance with its terms.

Very truly yours, iDine Rewards Network Inc.

By:	/s/ Kenneth R. Posner
Name: Kenneth R. Posner Title: Senior Vice President, Finance and Administration

The foregoing Registration

Rights Agreement is hereby confirmed

and accepted as of the date first

above written.

CREDIT SUISSE FIRST BOSTON LLC

By:	/s/ Donald S. Kinsey

Name: Donald S. Kinsey Title: Managing Director

EXHIBIT A

FORM OF SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

The undersigned beneficial holder of 3¼% Convertible Subordinated Debentures due October 15, 2023, (the “Debentures”) of iDine Rewards Network Inc. (the “Company”) or common stock, par value $0.02 per share (the “Common Stock” and, together with the Debentures, the “Registrable Securities”), of the Company understands that the Company has filed or intends to file with the Securities and Exchange Commission a registration statement (the “Shelf Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended, of the Registrable Securities in accordance with the terms of the Registration Rights Agreement, dated as of October 8, 2003 (the “Registration Rights Agreement”), between the Company and the initial purchaser named therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Registration Rights Agreement.

Each beneficial owner of Registrable Securities is entitled to the benefits of the Registration Rights Agreement. In order to sell or otherwise dispose of any Registrable Securities pursuant to the Shelf Registration Statement, a beneficial owner of Registrable Securities generally will be required to be named as a selling securityholder in the related prospectus, deliver a prospectus to each purchaser of Registrable Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions, as described below). Beneficial owners are encouraged to complete and deliver this Notice and Questionnaire prior to the effectiveness of the Shelf Registration Statement so that such beneficial owners may be named as selling securityholders in the related prospectus at the time of effectiveness. Any beneficial owner of Debentures wishing to include its Registrable Securities must deliver to the Company a properly completed and signed Selling Securityholder Notice and Questionnaire.

Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and the related prospectus.

Notice

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Shelf Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

Questionnaire

1.	(a) Full legal name of the Selling Securityholder:

(b) Full legal name of registered holder (if not the same as (a) above) through which Registrable Securities listed in (3) below are held:

(c) Full legal name of DTC participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in Item 3 below are held:

2.	Address for notices to Selling Securityholder:

Telephone:

Fax:

Contact person:

3.	Beneficial ownership of Registrable Securities:

(a) Type and principal amount of Registrable Securities beneficially owned:

(b) CUSIP No(s). of Registrable Securities beneficially owned:

4.	Beneficial ownership of the Company’s securities owned by the Selling Securityholder:

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any “Other Securities,” defined as securities of the Company other than the Registrable Securities listed above in Item 3.

(a) Type and amount of Other Securities beneficially owned by the Selling Securityholder:

(b) CUSIP No(s). of such Other Securities beneficially owned:

5.	Relationship with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equityholders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

6.	Plan of Distribution:

Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Registrable Securities listed above in Item 3 pursuant to the Shelf Registration Statement only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned or alternatively, through underwriters, broker-dealers or agents. If the Registrable Securities are sold through underwriters or broker-dealers, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent’s commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

State any exceptions here:

The undersigned acknowledges that it understands its obligation to comply with the provisions of the Securities Exchange Act of 1934, as amended, and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Shelf Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

The Selling Securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons as set forth therein.

Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify the Selling Securityholder against certain liabilities.

In accordance with the undersigned’s obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing at the address set forth below.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 above and the inclusion of such information in the Shelf Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Shelf Registration Statement and the related prospectus.

(Signature Page Follows)

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner

By:

Name: Title:

PLEASE FAX THE COMPLETED AND EXECUTED

QUESTIONNAIRE AND RETURN THE ORIGINAL TO:

iDine Rewards Network Inc.

2 North Riverside Plaza, Suite 950

Chicago, Illinois 60606

Attention: Secretary

Telephone: (312) 521-6767

Fax: (312) 521-6768